Exhibit 99.1

Ainos Reports First Quarter 2026 Financial Results and Highlights Smell AI Execution Across Semiconductors and Healthcare Infrastructure Markets

HOUSTON, TX / ACCESS Newswire / May 13, 2026 / Ainos, Inc. (NASDAQ:AIMD, AIMDW) (“Ainos” or the “Company”) today announced financial results for the first quarter ended March 31, 2026 and provided a business update on recent execution progress for AI Nose across semiconductors and healthcare infrastructure applications.

During the first quarter of 2026, Ainos continued executing its commercialization priorities for AI Nose across industrial infrastructure environments while continuing to expand its Smell ID datasets and refine its Smell Language Model (“SLM”) through deployment and pilot activities.

“Our first quarter progress reflects a continued transition from validation activities toward broader enterprise-level infrastructure deployment readiness,” said Eddy Tsai, Chairman, President and CEO of Ainos. “We believe the operational milestones achieved during the quarter has strengthened the foundation for future scalable commercialization of Smell AI – powered by AI Nose.”

“In addition to our progress in semiconductor environments, we are expanding AI Nose deployment into healthcare infrastructure settings, including hospital utility systems, laboratory environments, HVAC-related monitoring, MRI-related environments, and critical infrastructure safety applications. We believe this represents an important long-term application category for AI-driven environmental intelligence, by enabling continuous monitoring, anomaly awareness, and operational stability for hospital operation,” Mr. Tsai concluded.

Christopher Lee, Chief Financial Officer of Ainos, added, “During the first quarter, we strengthened our balance sheet and liquidity position through the previously announced NT$90 million (approximately US$2.8 million) financing arrangement while maintaining operating discipline as we advanced commercialization activities. Reported operating expenses declined approximately 30% year-over-year to approximately US$2.28 million.”

“Revenue during the quarter reflected the Company’s ongoing transition toward industrial and infrastructure-focused AI Nose deployments, which remain in earlier stages of commercialization and validation. We believe our current execution priorities will help support broader revenue generation opportunities in the second half of 2026,” Mr. Lee added.

First Quarter 2026 and Recent Operational Highlights

● Continued deployment activities associated with the previously announced approximately three-year $2.1 million AI Nose commercial arrangement in backend semiconductor manufacturing environments, targeting approximately 1400 AI Nose systems

● Initiated pilot and validation activities in selected front-end semiconductor environments

● Expanded industrial commercialization initiatives through a distribution partnership supporting front-end semiconductor opportunities

● Continued robotics integration and pilot activities involving robotic and quadruped systems

● Continued development of Smell ID datasets and Smell Language Model capabilities through deployment and pilot activities

● Continued optimization of AI Nose’s near-threshold sensing and pattern-recognition capabilities through ongoing deployment and validation activities, supporting earlier identification of environmental anomalies across customer environments

The Company believes that enterprise adoption of AI-driven environmental intelligence technologies is typically driven by structured implementation roadmap with phased validation, infrastructure integration, and staged deployment. Ainos is aligning its commercialization strategy with these anticipated enterprise adoption patterns as it advances AI Nose across semiconductor, healthcare infrastructure, robotics, and industrial markets.

Ainos remains focused on execution, deployment readiness, Smell ID dataset expansion, Smell Language Model development, and strategic commercial expansion, supporting its long-term objective of advancing AI Nose as a scalable Smell AI platform for real-world infrastructure environments.

About AI Nose

AI Nose digitizes scent into Smell ID, an AI-driven form of scent intelligence. The full-stack electronic nose platform integrates high-precision MEMS sensor arrays with proprietary AI algorithms designed to support ppb-level scent detection sensitivity, subject to application conditions and deployment configurations. Smell ID converts analog scent signals into structured, actionable data, while the proprietary Smell Language Model (SLM) is designed to learn, classify, and contextualize complex scent patterns over time.

Built upon more than a decade of accumulated scent data and deep medtech expertise, AI Nose is designed to support continuous monitoring, predictive analysis, and real-time alerts across industrial and manufacturing environments. AI Nose is offered under a SmellTech-as-a-Service architecture, intended to support ongoing access to scent intelligence, analytics, and AI-driven insights through subscription-based deployment models.

About Ainos, Inc.

Ainos, Inc. (NASDAQ:AIMD) is a dual-platform AI and biotech company pioneering smelltech and immune therapeutics. Its AI Nose platform and smell language model (SLM) digitize scent into Smell ID, a machine-readable data format, powering intelligent sensing across robotics, smart factories, and healthcare. The company also develops VELDONA®, a low-dose oral interferon targeting rare, autoimmune, and infectious diseases. Ainos, a fusion of “AI” and “Nose,” is redefining machine perception for the sensory age. To learn more, visit https://www.ainos.com. Follow Ainos on X, formerly known as Twitter, (@AinosInc) and LinkedIn to stay up-to-date.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. There are a number of important factors that could cause actual results, developments, business decisions or other events to differ materially from those contemplated by the forward-looking statements in this press release. These factors include, among other things, our expectation that we will incur net losses for the foreseeable future; our ability to become profitable; our ability to raise additional capital to continue our product development; our ability to accurately predict our future operating results; our ability to advance our current or future product candidates through clinical trials, obtain marketing approval and ultimately commercialize any product candidates we develop; the ability to obtain and maintain regulatory approval of our product candidates; delays in completing the development and commercialization of our current and future product candidates; developing and commercializing additional products, including diagnostic testing devices; our ability to compete in the marketplace; compliance with applicable laws, regulations and tariffs, and factors described in the Risk Factors section of our public filings with the Securities and Exchange Commission (SEC). Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable law, the Company undertakes no obligation to update or revise these statements, whether as a result of any new information, future events and developments or otherwise.

Contact Information

Investor Relations

ir@ainos.com

Ainos, Inc.

Condensed Consolidated Balance Sheets

	March 31, 2026	December 31, 2025
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,841,422	$417,353
Accounts receivable	23	22
Inventory, net	315,643	295,565
Other current assets	362,527	425,859
Total current assets	3,519,615	1,138,799
Intangible assets, net	18,110,834	19,226,003
Property and equipment, net	290,078	343,281
Other assets	161,056	163,025
Total assets	$22,081,583	$20,871,108

Liabilities and Stockholders’ Equity
Current liabilities:
Contract liabilities	$350,000	$350,000
Convertible notes payable - Related parties - current	2,000,000	-
Loan payable to related parties	2,812,940	-
Accrued expenses and others current liabilities	1,183,539	728,683
Total current liabilities	6,346,479	1,078,683
Convertible notes payable - Related parties - noncurrent	9,000,000	11,000,000
Other long-term liabilities	1,043,158	1,229,843
Total liabilities	16,389,637	13,308,526
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued and outstanding as of March 31, 2026 and December 31, 2025	-	-
Common stock, $0.01 par value; 300,000,000 shares authorized as of March 31, 2026 and December 31, 2025, 7,266,011 and 6,982,675 shares issued and 6,106,011 and 5,822,675 shares outstanding as of March 31, 2026, and December 31, 2025, respectively	72,660	69,827
Treasury stock, at cost (1,160,000 shares held as of March 31, 2026 and December 31, 2025)	(1,972,000)	(1,972,000)
Additional paid-in capital	77,833,141	77,234,374
Accumulated deficit	(69,980,128)	(67,520,328)
Accumulated other comprehensive loss	(261,727)	(249,291)
Total stockholders’ equity	5,691,946	7,562,582
Total liabilities and stockholders’ equity	$22,081,583	$20,871,108

Ainos, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three months ended March 31,
	2026	2025

Revenues	$161	$106,207
Cost of revenues	(763)	(18,233)
Gross profit (loss)	(602)	87,974
Operating expenses:
Research and development	1,689,860	1,724,084
Selling, general and administrative	593,185	1,526,761
Total operating expenses	2,283,045	3,250,845
Loss from operations	(2,283,647)	(3,162,871)

Non-operating (expenses) income, net:
Interest expense	(176,876)	(180,445)
Other income, net	723	57,294
Total non-operating expenses, net	(176,153)	(123,151)

Net loss before income taxes	(2,459,800)	(3,286,022)
Provision for income taxes	-	-
Net loss	$(2,459,800)	$(3,286,022)